EXHIBIT 10.13

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of December 15, 2009, by and between Defense Solutions Holding, Inc., a Nevada corporation (the “Company”), and Seaside 88, LP, a Florida limited partnership (such investor, including its successors and assigns, “Seaside”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Seaside, and Seaside desires to purchase from the Company, up to 3,000,000 shares of Common Stock on the Closing Dates;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Seaside agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Closing” means the Initial Closing and the Subsequent Closing.

“Closing Dates” means the Initial Closing Date and the Subsequent Closing Date.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Giordano, Halleran & Ciesla, P.C. or other counsel (including in-house counsel) reasonably acceptable to Seaside.

“Dollar Limit” shall have the meaning ascribed to such term in Section 2.6.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, as the same may be updated by the Company from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Initial Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Initial Closing Date” means the date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to Seaside’s obligations to purchase the Shares, and the Company’s obligations to issue and deliver the Shares, have been satisfied or waived with respect to the Initial Closing.

“Initial Per Share Purchase Price” means $0.24.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(p).

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any condition, event, change or effect that could reasonably be expected to have a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, but shall not mean or include any condition, event, change or effect (1) which is or results from events or occurrences relating to the economy in general (including arising from terrorist attacks, acts of war or civil unrest) or the Company’s industry in general and not specifically relating to the Company or having a disproportionate impact on the Company, or (2) which results from the announcement of this Agreement or the transactions contemplated hereby or by the other Transaction Documents.

“Per Share Purchase Price” shall be an amount equal to the lower of (i) the daily volume weighted average of actual trading prices (measured in hundredths of cents) of the Common Stock of the Company on the Trading Market for the ten consecutive Trading Days immediately prior to the Subsequent Closing Date multiplied by 0.65 and (ii) the daily volume weighted average of actual trading prices (measured in hundredths of cents) of the Common Stock of the Company on the Trading Market for the Trading Day immediately prior to the Subsequent Closing Date multiplied by 0.65.

“Permits” shall have the meaning ascribed to such term in Section 3.1(q).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seaside Party” shall have the meaning ascribed to such term in Section 4.6.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to Seaside pursuant to this Agreement.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsequent Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.2.

“Subsequent Closing Date” means the day three months subsequent to the Initial Closing Date (or, if such day is not a Trading Day, then the first day thereafter that is a Trading Day), or such later date when all conditions precedent to Seaside’s obligations to purchase the Shares, and the Company’s obligations to issue and deliver the Shares, have been satisfied or waived with respect to the Subsequent Closing.

 “Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE Alternext Exchange, the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
PURCHASE AND SALE

2.1           Initial Closing.  On the Initial Closing Date, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, 1,500,000 Shares at the Initial Per Share Purchase Price.  Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4, 2.5 and 2.6, the Initial Closing shall occur at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.2           Subsequent Closing.  On the Subsequent Closing Date, subject to Section 2.6, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, 1,500,000 Shares at the Per Share Purchase Price.  Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4, 2.5 and 2.6, the Subsequent Closing shall occur at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.3           Deliveries by the Company.  On each Closing Date, the Company shall deliver or cause to be delivered to Seaside the following:

(a)         subject to Section 2.6, a certificate representing 1,500,000 Shares in the name of Seaside as specified on the signature pages hereto and/or a copy of the Company’s irrevocable instructions to its transfer agent to prepare and issue such certificate, with delivery of such certificate to occur no later than three business days thereafter;

(b)         an officer’s certificate of the Company’s Chief Executive Officer or Chief Financial Officer in the form of Exhibit A attached hereto; and

(c)         solely on the Initial Closing Date, a legal opinion of Company Counsel, in the form of Exhibit B attached hereto.

2.4           Deliveries by Seaside.  On each Closing Date, Seaside shall deliver or cause to be delivered to the Company an amount equal to the Initial Per Share Purchase Price or Per Share Purchase Price, as applicable, for each such Closing multiplied by 1,500,000, subject to Section 2.6, in each case by wire transfer to the account as specified in writing by the Company and in each case less the amount due Seaside for reimbursement of its expenses pursuant to Section 5.2 hereof.

2.5           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the satisfaction by Seaside, or waiver by the Company, of the following conditions:

(i)           the accuracy on the Closing Date of the representations and warranties of Seaside contained herein;

(ii)           all obligations, covenants and agreements of Seaside required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by Seaside of the items set forth in Section 2.4 of this Agreement.

(b)           The obligations of Seaside hereunder in connection with each Closing are subject to the satisfaction by the Company, or waiver by Seaside, of the following conditions:

(i)           the accuracy on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed, and all Required Approvals shall have been obtained;

(iii)           the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof that has not been cured by the Company;

(v)           the purchase of Shares at the Subsequent Closing from the Company shall not cause Seaside’s beneficial ownership of the Company’s Common Stock, calculated in accordance with Rule 13d-3 promulgated by the Commission, to exceed 10%; and

(vi)           from the date hereof to each Closing Date, trading in the Common Stock shall not have been suspended by the Commission and trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Seaside, makes it impracticable or inadvisable to purchase the Shares at the Closing.

2.6           Dollar Limit on Purchases.  If for the Subsequent Closing the amount of the proposed investment by Seaside at such Closing is greater than two times the amount invested by Seaside at the Initial Closing (the “Dollar Limit”), then Seaside shall have the option to reduce the number of Shares purchased at the Subsequent Closing such that the amount of the investment at such Closing is an amount no greater than the Dollar Limit.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules may be updated before the Subsequent Closing and which shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Seaside as of the date hereof and as of each Closing Date (provided that the representations and warranties that speak as of a specific date shall continue to be true and correct as of such Closing with respect to such date):

(a)         Subsidiaries.  All of the direct and indirect subsidiaries of the Company are listed in Section 3.1(a) of the Disclosure Schedule (each a “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)         Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Except as set forth in Section 3(b) of the Disclosure Schedules, each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including the issuance, reservation for issuance and delivery of the Shares, have been duly authorized by all necessary action on the part of the Company and its stockholders, and no further action is required by the Company or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares at each Closing and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (written or oral), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, the Trading Market or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than any notice filings or SEC Reports as are required to be made following each Closing Date under applicable federal and state securities laws and applicable rules and regulations of the Trading Market (collectively, the “Required Approvals”).  All such Required Approvals will be made within the time periods prescribed by law.

(f)         Issuance of the Shares.  The Shares are duly authorized and, when issued, sold and delivered in accordance with the Transaction Documents for the consideration specified herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than those arising under applicable federal and state securities laws as a result of the private placement of the Shares to Seaside contemplated hereby.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g)         Capitalization.  The capitalization of the Company is as set forth in Section 3.1(g) of the Disclosure Schedules.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to (i) the exercise of employee stock options under the Company’s stock option plans, (ii) the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan (if applicable), (iii) the conversion or exercise of outstanding Common Stock Equivalents, and (iv) as otherwise set forth in the Disclosure Schedules.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in the SEC Reports or Section 3.1(g) of the Disclosure Schedules, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as disclosed in the SEC Reports or Section 3.1(g) of the Disclosure Schedules, the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Seaside) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Shares, other than the Required Approvals.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)         SEC Reports; Financial Statements. Except as set forth in Section 3(h) of the Disclosure Schedules, the Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Exchange Act (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, as the same may be amended, and including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and any notices, reports or other filings pursuant to applicable requirements of the Trading Market, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension.  Except as set forth in Section 3.1(h) of the Disclosure Schedules, as of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company (including its consolidated Subsidiaries) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  Except as set forth in the SEC Reports or Section 3(h) of the Disclosure Schedules, neither the Company nor any Subsidiary has any material liability of any nature (whether accrued, absolute, contingent or otherwise) that is required by GAAP to be included in such financial statements other than liabilities arising after the date of the most recent balance sheet included in such financial statements which were incurred in the ordinary course of business consistent with past practice.

(i)         Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Section 3.1(i) of the Disclosure Schedules, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except as has been reasonably cured by the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans.

(j)         Litigation.  Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Proceeding involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and, to the Company’s knowledge, no proceeding for such purpose is pending before or threatened by the Commission.

(k)         Compliance. Except as set forth in Section 3.1(k) of the Disclosure Schedules, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

(l)         Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof or any Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted (as applicable) to the effect that the Company is not in compliance with the listing or quotation (as applicable) and maintenance requirements of such Trading Market.  The Company is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such listing or quotation (as applicable) and maintenance requirements.

(m)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of its state of incorporation that is or could become applicable to Seaside as a result of Seaside and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and Seaside’s ownership of the Shares.

(n)         Acknowledgment Regarding Seaside’s Purchase of Shares.  The Company acknowledges and agrees that Seaside is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that Seaside is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by Seaside or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Seaside’s purchase of the Shares.  The Company further represents to Seaside that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives.

(o)         Approvals.  The issuance and listing or quotation (as applicable) on the Trading Market of the Shares requires or will require no further approvals, including but not limited to, the approval of stockholders of the Company.

(p)         Intellectual Property.  The Company or its Subsidiaries owns or possesses such right, title and interest in and to, or possesses legal right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the conduct of the Company’s business except Intellectual Property the failure of which to own, possess or have a legal right to use would not have a Material Adverse Effect.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to Intellectual Property owned by or exclusively licensed to the Company or any such Subsidiary that has not been resolved or disposed of, which infringement, misappropriation or conflict would if adversely decided have a Material Adverse Effect.  To the Company’s knowledge, it has not infringed, misappropriated, or otherwise conflicted with the Intellectual Property of any third parties, which infringement, misappropriation or conflict would if adversely decided have a Material Adverse Effect.

(q)         Permits.  The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to own or lease its properties and to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess or obtain would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such Permit will not be renewed in the ordinary course.

(r)         Title.  The Company has good and marketable title in fee simple to all real property and personal property owned by it which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries or for equipment leases or operating leases entered into in the ordinary course of business.  Any real property and facilities held under lease by the Company or its Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or its Subsidiaries.

(s)         Tax Matters.  The Company (including its Subsidiaries) has filed all federal, state and local income, franchise and other tax returns required to be filed and has paid all taxes due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which, individually or in the aggregate, has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, reasonably be expected to have) a Material Adverse Effect.

(t)         No General Solicitation; No Integration.  No form of general solicitation or general advertising was used by the Company or, to its knowledge, any other person acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares.  The Company has not sold, offered to sell, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

(u)         No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, Seaside in Section 3.2 hereof, no registration of the Shares under the Securities Act is required in connection with the sale of the Shares to Seaside as contemplated by this Agreement.

(v)         Disclosure.  The Company confirms that neither the Company nor any officer, director or employee of the Company acting on its behalf (as such term is used in Regulation FD) has provided Seaside or its agents or counsel with any information that constitutes or might reasonably be expected to constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information.  The Company understands and confirms that Seaside will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  None of the representations and warranties of the Company contained herein, nor any statement made by the Company in any disclosure, schedule, exhibit, certificate or other document furnished or to be furnished to Seaside in connection herewith, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2           Representations and Warranties of Seaside.  Seaside hereby makes the representations and warranties set forth below to the Company:

(a)         Organization; Authority.  Seaside is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Florida, with full right, power and authority to own and use its properties and assets and to carry on its business as currently conducted and to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Seaside of the transactions contemplated by this Agreement and each other Transaction Document have been duly authorized by all necessary action on the part of Seaside and no such further action is required.  Each Transaction Document to which Seaside is a party has been (or upon delivery will have been) duly executed by Seaside, and, when delivered by Seaside in accordance with the terms thereof, will constitute the valid and legally binding obligation of Seaside, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         Experience of Seaside.  Seaside, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Seaside is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(c)         Purchase for Own Account.  The Shares will be acquired for investment for Seaside’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Seaside has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

(d)         Disclosure of Information. Seaside has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares.  Seaside has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Seaside or to which Seaside had access.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.1 of this Agreement.

(e)         Restricted Securities.  Seaside understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under the Securities Act and the rules and regulations promulgated thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Seaside is familiar with Rule 144 and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

(f)           Short Sales.  Seaside has not directly or indirectly executed any Short Sales or other hedging transactions in the securities of the Company through the date hereof.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Legends.  Seaside agrees and acknowledges that the certificates evidencing the Shares will bear a legend with respect to the restrictions imposed by the Securities Act and applicable state securities laws.  Such legend or legends shall, upon the request of Seaside, be promptly removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion of counsel to Seaside, reasonably satisfactory to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Securities Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

4.2           Furnishing of Information; Rule 144 Reporting; Penalty for Non-Compliance with Rule.  As long as Seaside owns Shares, the Company shall timely file with the Commission (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required to be filed by the Company after the date hereof pursuant to the Exchange Act and make and keep adequate, current public information available, as those terms are understood and defined in Rule 144, at all times.  As long as Seaside owns Shares for less than one year in accordance with Rule 144(d), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Seaside and make publicly available in accordance with Rule 144(c) such information as is required for Seaside to sell the Shares under Rule 144.  If at any time or times Seaside is not permitted to sell Shares pursuant to Rule 144 as a result of the Company’s failure to be in compliance with all of the requirements of such rule, including but not limited to all requirements regarding the availability of current public information under Rule 144(c), then the Company shall be obligated to issue to Seaside, at no additional cost to Seaside, additional shares of Common Stock in an amount equal to twenty percent (20.0%) of the number of Shares then owned or held by Seaside.

4.3           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. Eastern time on the Trading Day following the date hereof, file a Current Report on Form 8-K which attaches as exhibits all agreements relating to this transaction, in each case reasonably acceptable to Seaside and its counsel, disclosing the material terms of the transactions contemplated hereby.

4.4           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person that Seaside is an “Acquiring Person” or similar designation under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Seaside could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and Seaside.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.5           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Seaside or its agents or counsel with any information that the Company believes constitutes material non-public information.  The Company understands and confirms that Seaside shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6           Indemnification of Seaside.  Subject to the provisions of this Section 4.6, the Company will indemnify and hold Seaside, Seaside’s Affiliates and their respective directors, officers, stockholders, partners, members, employees and agents (each, a “Seaside Party”) harmless from any and all losses, liabilities, obligations, claims, demands, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation reasonably incurred in connection with defending or investigating any suit or action in respect thereof to which any Seaside Party is or may become a party under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, obligations, claims, demands, contingencies, damages, costs and expenses arise out of or are based on (a) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement or other Transaction Document, or any certificate, instrument or document furnished or delivered by the Company pursuant hereto or thereto, (b) any breach or non-fulfillment of any covenant made by or on the part of the Company in this Agreement or other Transaction Document, or any certificate, instrument or document furnished or delivered by the Company pursuant hereto or thereto, or (c) any fraud or intentional misrepresentation or intentional breach by or on the part of the Company.  If any action shall be brought against any Seaside Party in respect of which indemnity may be sought pursuant to this Agreement, such Seaside Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Seaside Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Seaside Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Seaside Party.  The Company will not be liable to any Seaside Party under this Agreement (x) for any settlement by a Seaside Party effected without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent, that a loss, liability, obligation, claim, demand, damage, cost or expense is attributable to any Seaside Party’s breach of any of the representations, warranties, covenants or agreements made by Seaside in this Agreement or in the other Transaction Documents.

              4.7           Listing or Quotation of Common Stock.  The Company hereby agrees to use its best efforts to maintain the listing or quotation (as applicable) of the Common Stock on its current Trading Market.  The Company further agrees that, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing or quotation (as applicable) and trading of its Common Stock on each Trading Market on which the Common Stock is listed or quoted (as applicable) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market(s).

4.8           Stockholder Approval.  The Company shall not issue shares of Common Stock or Common Stock Equivalents, if such issuance would require stockholder approval pursuant to applicable rules of the Trading Market, unless and until such stockholder approval is obtained.

4.9           Short Sales.  Seaside covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales in the securities of the Company from the date hereof until the final Subsequent Closing contemplated hereby.

ARTICLE V
MISCELLANEOUS

5.1           Termination; Liquidated Damages.  This Agreement may be terminated by Seaside:

(a)           by written notice to the Company, if the Initial Closing has not been consummated on or before December 18, 2009, or

(b)           immediately upon written notice to the Company if, at any time prior to the Subsequent Closing Date, the Company consummates a financing to which Seaside is not a party, provided, however, that no such termination pursuant to this Section 5.1 will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as otherwise set forth in this Agreement and as set forth in this Section 5.2 below, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the delivery of the Shares.  Notwithstanding the foregoing, at the Initial Closing the Company shall reimburse Seaside for the fees and expenses of its counsel, White White & Van Etten PC, in an amount equal to $25,000 and at the Subsequent Closing the Company shall reimburse Seaside for the fees and expenses of its counsel, White White & Van Etten PC, in an amount equal to $2,500.  Such legal fees may be withheld by Seaside from the amount to be paid for the Shares purchased at the Initial Closing and the Subsequent Closing.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto (including the Disclosure Schedules), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Seaside or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Seaside.  Seaside may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties herein shall survive the Closings and delivery of the Shares and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Seaside, its counsel or the Company, as the case may be.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

5.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Seaside exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Seaside may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Seaside and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of the obligations set forth herein and hereby agree to waive in any such action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Payment Set Aside.  To the extent that either party hereto makes a payment or payments to the other party hereto pursuant to any Transaction Document or enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the other party, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Defense Solutions Holding, Inc.	Address for Notice:
By:
Name: Timothy D. Ringgold Title: Chief Executive Officer	707 Eagleview Boulevard Exton, PA 19431-1159 Attention: Timothy D. Ringgold Fax: (610) 833-6010
With a copy (which shall not constitute notice) to:	Giordano, Halleran & Ciesla, P.C. 125 Half Mile Road Suite 300 Red Bank, NJ 07701 Attention: Philip D. Forlenza, Esq. Fax: (732) 224-6599

Seaside 88, LP		Address for Notice:
By:	Seaside 88 Advisors, LLC
750 Ocean Royale Way
Suite 805
By:		North Palm Beach, FL 33408
	Name: William J. Ritger	Attention: William J. Ritger and
	Title: Manager	Denis M. O’Donnell, M.D. Fax: 866-358-6721
With a copy (which shall not constitute notice) to:		White White & Van Etten PC 55 Cambridge Parkway Cambridge, MA 02142 Attention: David A. White, Esq. Fax: 617-225-0205

Exhibit A

Officer’s Certificate

In connection with a Closing on the date set forth below pursuant to that certain Common Stock Purchase Agreement dated as of December __, 2009 (the “Agreement”) by and between Defense Solutions Holding, Inc., a Nevada corporation (the “Company”) and Seaside 88, LP, a Florida limited partnership (“Seaside”), the undersigned, the duly elected and qualified ________________ of the Company, does hereby certify to the Company as follows:

(i)
all representations and warranties of the Company contained in the Agreement are true and correct in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) on and as of the date hereof as if made on and as of the date hereof (provided that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date); and

(ii)	the Company has performed or complied with all of its covenants and agreements contained in the Agreement and required to be performed or complied with by the Company on or before the date hereof.

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Officer’s Certificate to be executed this _____ day of _____________, 20__.

Defense Solutions Holding, Inc.

By:
Name:
Title:

Exhibit B

1.           The Company is a corporation duly organized under the General Corporation Law of the State of Nevada, with corporate power and authority to enter into the Agreement and the other Transaction Documents and perform its obligations thereunder. The Company is validly existing and in good standing under the laws of the State of Nevada and is qualified to do business and in good standing under the laws of ____________ and _________, the only states where the failure to be so qualified and in good standing could have a Material Adverse Effect.

2.           The execution and delivery of the Agreement and the other Transaction Documents and the issuance and sale of the Shares thereunder has been duly authorized by all necessary corporate action of the Company, no further action is required by the Company or its stockholders in connection therewith; and the Agreement and each other Transaction Document has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

3.           The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights set forth in the Company’s Certificate of Incorporation or Bylaws (or similar organizational documents) or any agreement known to us or filed as an exhibit to any SEC Report.

4.           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement (including the issuance and sale of the Shares) and the other Transaction Documents will not contravene any provision of any statute, law, rule or regulation applicable to the Company, any agreement filed as an exhibit to any SEC Report, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company that is applicable to the Company or its properties.

5.           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental body, regulatory authority or Trading Market is required for the execution, delivery and performance by the Company of its obligations under the Agreement or any other Transaction Document, other than any notice filings as are required to be made in connection with the Closing Date under applicable federal and state securities laws.

6.           The Company is not, and will not be after consummation of the Agreement, the sale of the Shares to Seaside and the application of the proceeds thereof, an “investment company” as defined in the Investment Company Act of 1940, as amended.